Exhibit (10)(h)

POTLATCH CORPORATION

BENEFITS PROTECTION TRUST AGREEMENT

As Amended and Restated Effective September 16, 2006

POTLATCH CORPORATION

BENEFITS PROTECTION TRUST AGREEMENT

i

POTLATCH CORPORATION

BENEFITS PROTECTION TRUST AGREEMENT

As Amended and Restated Effective September 16, 2006

This amended and restated Trust Agreement, originally made as of the first day of January, 1990, by and between POTLATCH CORPORATION, a Delaware corporation (the “Corporation”) and U.S. Bank National Association (formerly First Trust National Association) (the “Trustee”), and amended and restated to read as follows effective September 16, 2006.

WITNESSETH:

Whereas the Corporation has adopted the nonqualified plans, programs and policies and has entered into the contracts listed on Schedule 1 (collectively, the “Plans”) and may adopt or enter into other such plans, programs, policies and contracts which will be listed from time to time on Schedule 1; and

Whereas the Corporation’s obligations pursuant to the Plans are not funded or otherwise secured and the Corporation desires to take steps to assure that, subject to the claims of the Corporation’s general creditors, the future payment of amounts under the Plans will not be improperly withheld in the event that a Change of Control (as hereinafter defined) of the Corporation should occur;

Now, Therefore, the Corporation and the Trustee agree as follows:

SECTION 1. DEFINITIONS

(a) “Benefit Commitments” means:

(i) all benefits that are accrued or payable (whether on a current or deferred basis) under the Plans as of the date of the Change of Control and

(ii) all benefits that may become payable under the Plans as in effect on the date of the Change of Control as a result of termination of a participant’s employment after such Change of Control, as described in Section 2(d).

(b) “Change of Control” means:

(i) Upon consummation of a reorganization, merger or consolidation involving the Corporation (a “Business Combination”), in each case, unless, following such Business Combination,

(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Corporation (the “Outstanding Common Stock”) and the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries),

(B) no Person (as defined in (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination, and

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the board of directors of the Corporation (the “Board”) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii) On the date that individuals who, as of May 19, 2006 constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 19, 2006 whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board should be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board; or

(iii) Upon the acquisition after May 19, 2006 by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either

(A) the then Outstanding Common Stock or

(B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii):

(x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Corporation,

(y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or

(z) any acquisition of Outstanding Common Stock Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection I(b)(i) of this Agreement, or

(iv) Upon the consummation of the sale of all or substantially all of the assets of the Corporation or approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(c) “Corporation” means Potlatch Corporation, a Delaware corporation, and its successor and assigns.

(d) “Independent Administrator” means an independent professional benefits consulting or administrative firm appointed pursuant to Section 3(b).

(e) “Insolvent” means that the company is unable to pay its debts as they mature or is subject to a pending proceeding as a debtor under the Bankruptcy Code.

(f) “Participants” mean the active and former directors and employees of the Corporation or its subsidiaries or affiliates who are entitled to benefits under the Plans.

(g) “Plans” mean the nonqualified plans, programs, policies and contracts listed on Schedule 1 adopted or maintained by the Corporation or a subsidiary or affiliate of the Corporation. The Corporation may from time to time add to or delete items from Schedule 1 by notifying the Trustee in writing; provided, however, that no such change to Schedule 1 may be made after a Change of Control has occurred. The Corporation shall provide the Trustee with a current copy of each Plan and any amendments thereto.

(h) “Trust” means the Potlatch Corporation Benefits Protection Trust established pursuant to this Agreement.

(i) “Trustee” means U.S. Bank National Association, or any successor trustee appointed pursuant to Section 10.

(j) “Trust Fund” means all moneys, securities and other property held by the Trustee under the Trust.

SECTION 2. CREATION OF TRUST; CONTRIBUTIONS

(a) Concurrently with the execution of this Agreement, the Corporation deposited with the Trustee $100 in cash. From time to time the Corporation shall also deposit with the Trustee such contributions as may be permitted or required pursuant to Sections 2(c) and 2(d) of this Agreement. All such contributions and all accumulations and accruals, and the earnings and income with respect thereto, shall be held by the Trustee in trust pursuant to this Agreement and shall be invested, reinvested and applied as provided herein. The Trustee hereby accepts being named as Trustee under this Agreement and agrees to hold the Trust Fund subject to all of the terms and conditions hereof.

(b) The Trust established hereunder shall be revocable by the Corporation at any time before a Change of Control, but shall be irrevocable upon and after a Change of Control. The Trust is intended at all times to be a grantor trust as described in section 671 of the Internal Revenue Code of 1986, as amended, and all income earned on the assets of the Trust Fund shall be taxable to the Corporation, whether before or after the Trust becomes irrevocable. All taxes with respect to the Trust shall be payable by the Corporation from its separate funds and shall not be charged against the Trust Fund.

(c) The Corporation, with the concurrence of the Trustee, may at any time deposit with the Trustee cash or marketable securities to be credited to the Trust Fund.

(d) Within 30 days after a Change of Control has occurred, the Corporation shall deposit with the Trustee cash or marketable securities (other than stock or debt obligations of the Corporation) to be credited to the Trust Fund in an amount which, when added to any funds already credited to the Trust Fund, the Corporation reasonably determines will be at least sufficient to pay:

(i) the Benefit Commitments, and

(ii) all anticipated future expenses of the Trust Fund, including the fees and expenses of the Trustee described in Section 6(b).

(e) At least annually after a Change of Control, the Independent Administrator shall retain an actuary to re-determine the amount determined pursuant to (d) above. Such re-determination shall be performed using the factors and assumptions set forth in Schedule 2. If the current fair market value of the assets of the Trust Fund does not equal or exceed 110% of the amount so re-determined, the Independent Administrator shall so advise the Corporation and the Corporation shall, within 30 days after receiving such notice, make an irrevocable contribution to the Trust equal to the excess of the re-determined amount over the current fair market value of the assets of the Trust Fund.

(f) The Trustee shall not be responsible for the computation or collection of any contribution to the Trust Fund.

SECTION 3. PAYMENTS FROM THE TRUST

(a) Upon the effective date of this Agreement, the Corporation shall furnish the Trustee with written information regarding the Participants and their beneficiaries under the Plans and the dates of distribution and amounts of benefits under the Plans and shall update such information on a regular basis.

(b) The Corporation shall have the duty to notify the Trustee if a Change of Control occurs. If the Corporation fails to provide such notice and the Trustee has a reasonable basis for believing that a Change of Control has occurred, then the Trustee shall be authorized to act under this section as if the Corporation had provided such notice. After a Change of Control, the Corporation shall: (i) within 30 days furnish to the Trustee the information described in (a) above with respect to the Benefit Commitments which are then payable under the Plans; (ii) update such information with respect to all Plans not less frequently than annually; (iii) furnish the Trustee with any other information the Trustee may reasonably request within 30 days after such request; and (iv) within 30 days following the Change of Control, appoint an Independent Administrator which shall assume responsibility for the administration of the Plans and provide such information and assistance as may be necessary or appropriate to assist the Independent Administrator to carry out its duties in connection with the Plans.

(c) Before a Change of Control, the Trustee shall make payments from the Trust Fund to Participants and their beneficiaries under the Plans if so directed by the Corporation. The Corporation may withdraw funds from the Trust Fund for any purpose at any time before a Change of Control.

(d) After a Change of Control the Trustee shall pay the Benefit Commitments to the Participants and their beneficiaries in the amounts and at the time directed by the Independent Administrator.

(e) Except as provided in Section 2(d) or Section 11(d), no funds shall be paid to the Corporation after a Change of Control unless the Trustee determines in its sole discretion that the funds will never be required to pay Benefit Commitments under the Plans and expenses of the Trust Fund and the Independent Administrator.

(f) After a Change of Control the Trustee shall pay benefits (including, without limitation, benefits accruing on account of services rendered after the date of the applicable event or on account of a period of employment after the applicable event) under the Plans in excess of the Benefit Commitments only if the Corporation deposits additional cash or marketable securities sufficient to pay such excess benefits or the Trustee determines in its sole discretion that the Trust Fund is sufficient to pay all Benefit Commitments, expenses of the Trust Fund and such excess benefits, and the Corporation agrees in writing that it will not make a request pursuant to Section 3(e) prior to the termination of the Trust that the Trustee make a distribution of funds in excess of the amount necessary to pay the Benefit Commitments and Trust Fund expenses.

(g) Payments to Participants and their beneficiaries pursuant to Sections 3(c) and 3(d) shall be made by the Trustee to the extent that funds in the Trust Fund are sufficient for such purpose. In any month in which the Trustee determines that the Trust Fund does not have sufficient funds to provide for the payment of all benefits due in such month under the Plans, the amount otherwise payable to each such Participant or beneficiary during such month shall be reduced proportionately; provided, however, that after a Change of Control any payments in excess of the Benefit Commitments shall be reduced as necessary or completely terminated before payment of any Benefit Commitments shall be reduced.

(h) Notwithstanding any other provisions of this Agreement, if before or after a Change of Control the Trustee is notified by the Corporation or the Trustee has a reasonable basis for believing that the Corporation is Insolvent, the Trustee shall discontinue benefit payments from the Trust Fund and shall hold the assets of the Trust Fund to satisfy the claims of the Corporation’s general and judgment creditors. For this purpose, the knowledge of any of its affiliates shall not be imputed to the Trustee. The Trustee shall resume benefit payments only after determining that the Corporation is not Insolvent or as directed by a court of competent jurisdiction.

(i) The Corporation shall have the duty to notify the Trustee if the Corporation becomes Insolvent. Except as provided in the next sentence, the Trustee shall have no duty to inquire whether the Corporation is Insolvent. If a person claiming to be a creditor of the Corporation alleges in writing to the Trustee that the Corporation is Insolvent, the Trustee shall independently determine or, within 30 days after receipt of such notice, shall petition a court to determine whether the Corporation is Insolvent and shall suspend benefit payments pending such determination. The Corporation shall promptly provide all information reasonably requested by the Trustee to enable the Trustee or the court to make such determination.

(j) If the Trustee discontinues or suspends benefit payments under Section 3(h) or 3(i) and subsequently resumes such payments, the first payment following such discontinuance or suspension shall include the aggregate amount of all payments that would have been made during the period of discontinuance or suspension, less any payments made by the Corporation to the Participant or beneficiary pursuant to the Plans during such period, together with interest equal to 70% of the prime rate at large U.S. money center commercial banks as reported in the Wall Street Journal from time to time throughout such period.

(k) No Participant or beneficiary shall have any claim on or beneficial ownership interest in any assets of the Trust Fund before such assets are paid to the Participant or beneficiary, and all rights created under the Plans shall be unsecured contractual rights against the Corporation.

SECTION 4. MANAGEMENT OF TRUST ASSETS

(a) Prior to a Change of Control, the Trust Fund shall be held, invested and reinvested by the Trustee as directed in writing by the Corporation from time to time.

(b) After a Change of Control, the Trustee shall have exclusive authority and discretion to manage and control the Trust Fund and may employ investment managers (including affiliates of the Trustee) to manage the investment of the Trust Fund. In exercising such authority and discretion, the Trustee shall be guided by the investment policy guidelines established by the Corporation for this purpose.

The Trustee shall discharge its investment duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(c) In no event shall assets of the Trust Fund be invested in debt obligations of the Corporation.

(d) To the fullest extent permitted by law, the Trustee is expressly authorized to:

(i) retain the services of a registered broker-dealer organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively for the purposes of this paragraph referred to as the “Affiliated Entities”), to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust,

(ii) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and

(iii) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions.

The Trust may directly or indirectly (through mutual funds fees and charges, for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and such mutual funds at such Affiliated Entities’ standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee.

The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction.

(e) Each of the Affiliated Entities is authorized to

(i) effect transactions on national securities exchanges for the Trust as directed by the Trustee, and

(ii) retain any transactional fees related thereto, consistent with Section 11(a)(1) of the Exchange Act, as amended, and related Rule 11a2-2(T).

(iii) Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account. In the event the Trustee is directed by the Corporation or any designated investment manager, as applicable hereunder (collectively referred to for purposes of this paragraph as the “Directing Party”), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

SECTION 5. POWERS OF TRUSTEE

Subject to Sections 3 and 4, the Trustee shall have full power and authority with respect to any and all moneys, securities and other property at any time received or held in the Trust Fund to do all such acts, take all such proceedings and exercise all such rights and privileges, whether herein specifically referred to or not, as could be done, taken or exercised by the absolute owner thereof, including, without in any way limiting the generality of the foregoing, the following:

(a) To collect and receive the income of the Trust Fund and to invest and reinvest the Trust Fund in investments of any kind;

(b) To pay the expenses of the Trust (excluding any taxes payable by the Corporation under Section 2(b)) out of the Trust Fund, including the fees and reasonable expenses of the Independent Administrator and including reasonable compensation for its services as Trustee (if and to the extent that the Corporation does not pay such expenses and compensation);

(c) To employ suitable agents and counsel, and pay their reasonable expenses and compensation out of the Trust Fund (if and to the extent that the Corporation does not pay such expenses and compensation);

(d) To sell, convey, exchange or otherwise dispose of any property at any time held in trust hereunder;

(e) To hold uninvested any cash contributions to the Trust Fund and to create reserves of cash or other assets of the Trust Fund in the banking department of any affiliate of the Trustee, without liability for interest thereon, for the payment of expenses, or for distributions pursuant to the Plans, or for any other purpose in connection with the Plans, notwithstanding the affiliate’s receipt of “float” from such uninvested cash;

(f) To deposit any moneys at any time held in the Trust Fund in any savings bank, in the savings department of any bank or in a banking affiliate of the Trustee;

(g) To invest assets of the Trust Fund in any mutual funds advised by the Trustee or any of its affiliates or for which an affiliate of the Trustee acts as a custodian or other service provider and to receive management fees from such mutual funds for services performed for such funds;

(h) To have, respecting bonds, shares of corporate stock and other securities, all the rights, powers and privileges of an owner, including holding securities in the name of the Trustee or in the name of a nominee securities depository with or without disclosure of the Trust, voting any corporate stock either in person or by proxy, with or without power of substitution, making payment of calls, assessments or other sums deemed by the Trustee expedient for the protection of the Trust Fund, exchanging securities, selling or exercising stock subscriptions or conversion rights, participating in foreclosures, reorganizations, consolidations, mergers, liquidations, pooling agreements, voting trusts, and assenting to corporate sales, leases and encumbrances. The Trustee may provide to the Corporation (or, after a Change of Control, to the Independent Administrator) the proxy of any security when in the Trustee’s judgment the Trustee or one of its affiliates may have a conflict of interest;

(i) To enter into any contracts with, or purchase any annuities from, any insurance company or insurance companies for the purpose of providing for distributions under the Plans; and

(j) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust or the Trust Fund; to commence or defend legal proceedings for or against the Trust; and to represent the Trust in all proceedings in any court of law or equity or before any other body or tribunal.

SECTION 6. TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

(a) The Corporation shall pay any federal, state, local or other taxes imposed with respect to the assets or income of the Trust Fund. At the direction of the Corporation (or, following a Change of Control, at the direction of the Independent Administrator), the Trustee shall deduct any payroll or income taxes required to be withheld from any payments made to Participants or their beneficiaries from the Trust Fund.

(b) The fees and expenses of the Trustee may be revised from time to time as agreed to by the parties. The Trustee’s reasonable expenses, including but not limited to the retention of legal counsel, accountants and actuaries and such other professionals as the Trustee determines are necessary or appropriate to enable it to perform its services as Trustee, shall be charged to and payable from the Trust Fund on a monthly basis, or on such other basis as the Trustee deems reasonable, except to the extent that such fees and expenses are paid by the Corporation.

SECTION 7. RECORDS AND ACCOUNTING

(a) The Trustee shall keep accurate and detailed records and accounts with respect to all assets included in the Trust Fund and all investments, receipts and disbursements and other transactions involving the Trust, except that the Corporation shall maintain all accounts for Participants and their beneficiaries as provided in the Plans. All accounts, books and records maintained by the Trustee shall be open to inspection by any person designated by the Corporation at all reasonable times.

(b) Within 60 days following the close of each calendar year or the date of removal or resignation of the Trustee or termination of the Trust, the Trustee shall file with the Corporation a written report setting forth all investments, receipts, disbursements and other transactions effected by it during the calendar year or part thereof for which the report is filed, in such form as the Corporation and the Trustee shall agree. The Trustee also shall render such additional statements or reports to the Corporation as the Corporation may reasonably request from time to time.

SECTION 8. INDEMNIFICATION

The Corporation shall indemnify and hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust (including reasonable attorneys’ fees), unless arising from the Trustee’s own gross negligence, willful misconduct, or willful breach of the provisions of or its obligations under this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this trust agreement, except as required by law.

SECTION 9. ADMINISTRATION OF THE PLANS; COMMUNICATIONS

(a) The Corporation shall administer the Plans as provided therein and subject to Section 3(d), the Trustee shall not be responsible in any respect for administering the Plans. The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge all payments and liabilities under the Plans.

(b) Any action of the Corporation, or if applicable, the Independent Administrator under any provision of this Agreement shall be evidenced by a written instrument signed by an authorized agent of the Corporation or if applicable, the Independent Administrator. The Corporation, or if applicable, the Independent Administrator shall furnish the Trustee from time to time with evidence satisfactory to the Trustee as to the agents authorized to sign such instruments.

SECTION 10. RESIGNATION OR REMOVAL OF TRUSTEE

(a) The Trustee may resign at any time and for any reason before a Change of Control upon written notice to the Corporation. After receipt of such written notice, the Corporation shall appoint a successor trustee that will become Trustee upon its acceptance of the Trust. The Trustee’s resignation shall become effective upon the earlier of the date six months after such written notice is provided or the date the successor trustee is appointed by the Corporation and accepts the Trust. The Trustee shall have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Section 10(a).

(b) After a Change of Control, the Trustee may resign at any time and for any reason upon written notice to the Corporation, and, if applicable, the Independent Administrator. Such resignation shall become effective only if:

(i) The Trustee has obtained the agreement of a bank to act as successor trustee which bank (A) is among the 100 largest banks in the United States, as measured by deposits, (B) has a rating of “B/C” or greater based upon the most current rating from Keefe, Bruyett & Woods (“KB&W’) or its successor, or if KB&W or its successor should cease to publish ratings, then a short-term debt rating from Moody’s of “P-1” or greater, or from Standard and Poor’s of “A-1” and (C) has no present commercial banking relationship with the Corporation or any of its subsidiaries, affiliates or successors; or

(ii) A court of competent jurisdiction has appointed a successor trustee, but only after the Trustee has used its best efforts to find a successor pursuant to (i) above.

The Trustee shall continue to be trustee of the Trust Fund until the new trustee is in place, and the Trustee shall be entitled to expenses and fees (including expenses incurred in finding a successor trustee or petitioning a court to name a successor trustee) through the later of the effective date of its resignation as Trustee or the end of its custodianship of the Trust Fund.

(c) Prior to a Change of Control, the Corporation may remove the Trustee upon 30 days written notice to the Trustee, or upon such shorter period as is acceptable to the Trustee. Such removal shall become effective, however, only upon the occurrence of all of the following events:

(i) The appointment by the Corporation of a successor trustee;

(ii) The acceptance of the Trust by the successor trustee; and

(iii) The delivery of the Trust Fund to the successor trustee.

(d) Following a Change of Control, the Independent Administrator, if it agrees to assume such power and responsibility, may remove the Trustee by following the steps prescribed for the Corporation in (c) above.

(e) Upon designation or appointment of a successor trustee, the Trustee shall transfer the Trust Fund to the successor trustee reserving such reasonable sums as the Trustee shall deem necessary to defray its expenses in settling its accounts and to pay any of its compensation due and unpaid. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Corporation or the Trust Fund held by the successor trustee, or both.

SECTION 11. AMENDMENT OF AGREEMENT; TERMINATION OF TRUST

(a) The Corporation shall have the right at any time prior to a Change of Control to amend this Agreement by an instrument in writing duly executed and delivered to the Trustee, or to terminate the Trust; provided, however, that the duties, powers and liabilities of the Trustee hereunder shall not be substantially changed without its written consent.

(b) The provisions of this Agreement and the Trust created hereby may not be amended or terminated by the Corporation after a Change of Control. The Trustee, after a

Change of Control, may amend the provisions of this Agreement to the extent required by applicable law.

(c) In the event the Corporation terminates the Trust prior to the occurrence of a Change of Control, the Trustee shall reserve such sums as it deems necessary to pay its fees and expenses, and shall distribute all remaining assets of the Trust Fund in accordance with the written directions of the Corporation.

(d) The Trust shall be terminated upon the earlier of the exhaustion of the Trust Fund or the final payment of all amounts payable to all of the Participants and their beneficiaries pursuant to the Plans, and the payment of all amounts due to the Trustee and all costs and expenses chargeable to the Trust. Promptly upon termination of this Trust, and after payment of all fees, expenses and indemnities due to or incurred by the Trustee hereunder, any remaining portion of the Trust Fund shall be paid to the Corporation.

SECTION 12. GOVERNING LAW; SEVERABILITY

(a) This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

(b) Any provision of this Agreement that is determined to be invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

(c) This Agreement shall have binding effect on the successors and assigns of the Corporation and on all parent and subsidiary companies related to any such successor or assign.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be executed by their duly authorized officers as of the day and year first above written.

POTLATCH CORPORATION

By:	/s/ Gerald L. Zuehlke
G. L. Zuehlke Vice President and Chief Financial Officer POTLATCH CORPORATION

By:	/s/ Jenni Hogaboom
US BANK NATIONAL ASSOCIATION

Schedule 1

The Plans

Potlatch Forest Products Corporation Salaried Employees’ Supplemental Benefit Plan

Potlatch Forest Products Corporation Salaried Employees’ Supplemental Benefit Plan II

Potlatch Corporation Management Performance Award Plan

Potlatch Corporation Management Performance Award Plan II

Potlatch Forest Products Corporation Severance Program for Executive Employees

Potlatch Corporation Directors Deferred Compensation Plan

Potlatch Corporation Directors Deferred Compensation Plan II

Potlatch Corporation Directors Retirement Plan (frozen)

Potlatch Forest Products Corporation Employee Severance Plan*

Supplemental Retirement Benefit and Life Insurance Agreement Between Potlatch Corporation and Richard B. Madden dated as of February 19, 1988

Deferred Compensation Agreement Between Potlatch Corporation and Richard N. Congreve dated as of December 2, 1982, as amended

Severance and/or Employment Agreements:

Akerman, Jr., Emory S.

Bacon, John W.

Beech, John M.

Biazzo, Thomas A.

Black, Douglas L.

Brenner, Richard J.

Bullard, Richard W.

Cheek, George C.

Clark, Kenneth L.

Collier, James L.

Congreve, Richard N.

Covey, Michael J.

Davis, Brian W.

*	The contributions made to the Trust Fund by the Corporation with respect to the Employee Severance Plan shall be held in a separate sub-account and the provisions of Section 3 shall apply separately to such sub-account.

Davisson, Ralph M.

DeBorde, Robert M.

Deward, Carl

Durand, Daniel J

Fleshman, Nancy (survivor of James Fleshman)

Grove, Gail (survivor of Harry Grove)

Hanby, Jr, John E.

Hedden, Helen

Hawley Jr, Robert J.

Kosloski, Ervin D.

Krantz, Irwin W.

Madden, Richard B.

Martin, F. Lynn

McAdoo, James C.

Morrison, John D.

Morton, G. William

Mull, Pamela A.

Norha, Patrick R.

Page, Gordon R.

Palkie, Thomas G.

Powell, Sandra T.

Robison, John G.

Rosenbaum, Lester G.

Ryerse, Malcolm A.

Smrekar, Thomas J.

Stinnett, Brent L.

Tate, Terry H.

Warner, Richard V.

Wolhaupter, John

Schedule 2

Summary of Funding Methods and Assumptions for

Severance Contracts, Employment Agreements and

Supplement Defined Benefit Plan

Discount Rate

Discount rate will be determined using the discount rate to determine Potlatch Forest Products Corporation Salaried Employees Retirement Plan benefits for the fiscal year in which a Change of Control occurs.

Termination and Retirement

All active participants terminate two years after the valuation date, or immediately, if that produces a higher liability. Benefit payments begin at the earliest retirement date following termination.

Mortality

No mortality before retirement. Post-retirement mortality using RP-2000 mortality table.

Trust Expenses

5% of liabilities.